Exhibit 99.1

CareDx Reports Fourth Quarter and Full Year 2020 Results
SOUTH SAN FRANCISO, Calif., February 24, 2021 (GLOBE NEWSWIRE) -- CareDx, Inc. (NASDAQ: CDNA), a leading precision medicine company focused on the discovery, development, and commercialization of clinically differentiated, high-value healthcare solutions for transplant patients and caregivers, today reported financial results for the fourth quarter and full year ended December 31, 2020.
Recent Highlights:
•Achieved total revenue of $58.6 million for the three months ended December 31, 2020, increasing 64% over prior year fourth quarter
•Delivered record full year revenue of $192.2 million, an increase of 51% compared with full year 2019 revenue
•Provided over 25,000 patient results in the fourth quarter and approximately 79,000 patient results in 2020
•Generated GAAP net loss of $3.5 million, non-GAAP net income of $4.3 million, and positive adjusted EBITDA of $4.9 million in the fourth quarter
•As of December 31, 2020, over 55 U.S.-based transplant centers have adopted an AlloSure Kidney testing protocol
•Received Medicare reimbursement pricing for AlloSure Heart
“Our record fourth quarter result was the culmination of an extraordinary year for CareDx,” said Reg Seeto, President and Chief Executive Officer of CareDx. “2020 was transformational for CareDx, because we extended our leadership position in transplant centers through RemoTraC, implemented and validated the next wave of innovation through our multi-modality platforms, HeartCare and KidneyCare, and accelerated the direct to patient journey through AlloCare. We look forward to 2021 and beyond as we invest in advancing our robust pipeline and continue our mission to serve transplant patients and improve outcomes.”
Fourth Quarter 2020 Financial Results
Revenue for the three months ended December 31, 2020 was $58.6 million, an increase of 64% compared with $35.8 million in the fourth quarter of 2019. Testing services revenue for the fourth quarter was $50.3 million, compared with $29.1 million in the same period of 2019. Product revenue in the three months ended December 31, 2020 was $5.9 million, compared to $5.1 million in the same period of 2019. Digital and other revenue for the fourth quarter of 2020 was $2.4 million.
For the fourth quarter of 2020, net loss was $3.5 million compared to a net loss of $4.8 million in the same period of 2019. Basic and diluted net loss per share was $0.07 in the fourth quarter of 2020, compared to basic and diluted net loss per share of $0.11 in the fourth quarter of 2019.
Non-GAAP net income was $4.3 million in the fourth quarter of 2020 compared to a $1.6 million non-GAAP net income in the fourth quarter of 2019. Basic and diluted non-GAAP net income per share was $0.09 and $0.08 respectively, in the fourth quarter of 2020, compared to a basic and diluted non-GAAP net income per share of $0.04 in the fourth quarter of 2019.
Adjusted EBITDA for the fourth quarter of 2020 was a gain of $4.9 million, compared to an adjusted EBITDA gain of $1.5 million in the fourth quarter of 2019.

Net cash provided by operating activities in the fourth quarter of 2020 was $7.2 million compared to $1.1 million net cash used in operating activities in the comparative 2019 period. Cash, cash equivalents and marketable securities were $224.7 million as of December 31, 2020.
Full Year 2020 Financial Results
Revenue for the full year ended December 31, 2020 was $192.2 million, an increase of 51% compared with $127.1 million in full year 2019 revenue. Testing revenue for the year ended December 31, 2020 was $163.6 million, compared to $104.6 million in the same period of 2019. Product revenue for the full year 2020 was $19.3 million, compared to $18.3 million in 2019. Digital and other revenue for the full year 2020 was $9.3 million.
Net loss for the full year ended December 31, 2020 was $18.7 million compared to a net loss of $22.0 million in 2019. Basic and diluted net loss per share for the full year ended December 31, 2020 were $0.40 compared to a basic and diluted net loss per share of $0.52 in the full year 2019.
Non-GAAP net income was $11.3 million for the full year ended December 31, 2020 compared to a non-GAAP net income of $4.6 million in 2019. Non-GAAP basic and diluted net income per share were $0.24 and $0.23, respectively, in the full year 2020, compared to basic and diluted net income per share of $0.11 and $0.10, respectively, in the full year 2019.
For additional information regarding non-GAAP financial measures discussed herein, please see “Use of Non-GAAP Financial Measures,” “Reconciliation of GAAP to Non-GAAP Financial Measures” and “Reconciliation of GAAP to Non-GAAP Adjusted EBITDA Financial Measures” below.
2021 Guidance
For the full year 2021, CareDx expects revenue to be in the range of $255 million to $265 million.
About CareDx
CareDx, Inc., headquartered in South San Francisco, California, is a leading precision medicine solutions company focused on the discovery, development, and commercialization of clinically differentiated, high-value healthcare solutions for transplant patients and caregivers. CareDx offers testing services, products, and digital healthcare solutions along the pre- and post-transplant patient journey, and is the leading provider of genomics-based information for transplant patients. For more information, please visit: www.CareDx.com.
Forward Looking Statements
This press release includes forward-looking statements, including expectations regarding the Company's fiscal 2021 revenue, achievement of our financial and operational goals and our prospects. These forward-looking statements are based upon information that is currently available to CareDx and its current expectations, speak only as of the date hereof, and are subject to numerous risks and uncertainties, including general economic and market factors, among others discussed in CareDx’s filings with the SEC, including the Annual Report on Form 10-K for the fiscal year ended December 31, 2019 filed by CareDx with the SEC on February 28, 2020, and the periodic reports that CareDx has subsequently filed with the SEC. Any of these may cause CareDx’s actual results, performance or achievements to differ materially and adversely from those anticipated or implied by CareDx’s forward-looking statements. CareDx expressly disclaims any obligation, except as required by law, or undertaking to update or revise any such forward-looking statements.

Use of Non-GAAP Financial Measures
CareDx has presented in this release certain financial information in accordance with U.S. Generally Accepted Accounting Principles (GAAP) and also on a non-GAAP basis, including non-GAAP net income, non-GAAP basic and diluted net income per share and adjusted EBITDA. We define non-GAAP net income and per share results as the GAAP net income and per share results excluding the impacts of stock-based compensation; changes in estimated fair value of warrants, derivative liabilities and contingent consideration; acquisition related impairment charges and amortization of intangible assets, purchase accounting adjustments and related tax effects; costs involved with completing an acquisition; amortization of debt discount; and certain other financing charges. We define adjusted EBITDA as non-GAAP net income/(loss) before net interest income/(expense), income tax benefit, depreciation and amortization, and other income and expense. We are presenting these non-GAAP financial measures to assist investors in assessing our operating results through the eyes of management and because we believe that these measures provide an additional tool for investors to use in comparing our core business operating results over multiple periods. Management believes this non-GAAP information is useful for investors, when considered in conjunction with CareDx’s GAAP financial statements, because management uses such information internally for its operating, budgeting and financial planning purposes. Non-GAAP information is not prepared under a comprehensive set of accounting rules and should only be used to supplement an understanding of CareDx’s operating results as reported under GAAP. These non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. These non-GAAP financial measures are not necessarily comparable to similarly-titled measures presented by other companies. A reconciliation between GAAP and non-GAAP financial information is provided immediately following the financial tables.
Investor Relations Contact
Greg Chodaczek
347-620-7010
investor@caredx.com

CareDx, Inc.
Consolidated Statements of Operations
(Unaudited)
(In thousands, except share and per share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2020	2019	2020	2019
Revenue:
Testing services revenue	$50,346	$29,129	$163,610	$104,550
Product revenue	5,933	5,053	19,302	18,279
Digital and other revenue	2,365	1,639	9,282	4,239
Total revenue	58,644	35,821	192,194	127,068
Operating expenses:
Cost of testing services	13,301	7,694	43,932	29,622
Cost of product	4,212	3,758	13,847	12,919
Cost of digital and other	1,372	1,264	5,338	2,914
Research and development	13,325	8,946	48,941	30,711
Sales and marketing	16,131	10,267	53,858	38,894
General and administrative	13,370	9,437	48,806	36,540
Total operating expenses	61,711	41,366	214,722	151,600
Loss from operations	(3,067)	(5,545)	(22,528)	(24,532)
Other income (expense):
Interest income, net	125	306	271	985
Change in estimated fair value of common stock warrant liability	(505)	333	(1,495)	319
CARES Act Provider Relief Fund	—	—	4,813	—
Other expense, net	(239)	(75)	(811)	(719)
Total other income (expense)	(619)	564	2,778	585
Loss before income taxes	(3,686)	(4,981)	(19,750)	(23,947)
Income tax benefit	171	204	1,036	1,979
Net loss	$(3,515)	$(4,777)	$(18,714)	$(21,968)
Net loss per share:
Basic	$(0.07)	$(0.11)	$(0.40)	$(0.52)
Diluted	$(0.07)	$(0.11)	$(0.40)	$(0.52)
Weighted-average shares used to compute net loss per share:
Basic	49,325,898	42,457,171	46,481,772	42,151,617
Diluted	49,325,898	42,457,171	46,481,772	42,151,617

CareDx, Inc.
Consolidated Balance Sheets
(in thousands)

	As of December 31,
	2020	2019
Assets
Current assets:
Cash and cash equivalents	$134,669	$38,223
Marketable securities	90,034	—
Accounts receivable	34,624	24,057
Inventory	10,012	6,014
Prepaid and other current assets	3,758	3,628
Total current assets	273,097	71,922
Property and equipment, net	10,704	4,430
Operating leases right-of-use assets	15,228	4,730
Intangible assets, net	44,355	45,541
Goodwill	23,857	23,857
Restricted cash	270	256
Other assets	1,000	1,000
Total assets	$368,511	$151,736
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$9,653	$5,506
Accrued compensation	18,466	12,484
Accrued and other liabilities	20,602	16,838
Refund liability - CMS advance payment	20,496	—
Total current liabilities	69,217	34,828
Deferred tax liability	1,299	1,973
Common stock warrant liability	447	6,607
Deferred payments for intangible assets	3,560	5,207
Operating lease liability, less current portion	16,069	2,370
Other liabilities	240	1,751
Total liabilities	90,832	52,736
Commitments and contingencies
Stockholders’ equity:
Common stock	49	42
Additional paid-in capital	632,253	437,976
Accumulated other comprehensive loss	(2,096)	(5,205)
Accumulated deficit	(352,527)	(333,813)
Total stockholders’ equity	277,679	99,000
Total liabilities and stockholders’ equity	$368,511	$151,736

CareDx, Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures
(Unaudited)
(In thousands)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2020	2019	2020	2019
Cost of testing services reconciliation:
GAAP cost of testing services	$13,301	$7,694	$43,932	$29,622
Stock-based compensation expense	(392)	(328)	(1,493)	(1,751)
Acquisition related-amortization of purchased intangibles	(329)	(330)	(1,316)	(738)
Non-GAAP cost of testing services	$12,580	$7,036	$41,123	$27,133
Cost of product reconciliation:
GAAP cost of product	$4,212	$3,758	$13,847	$12,919
Stock-based compensation expense	(102)	(88)	(391)	(280)
Acquisition related-amortization of purchased intangibles	(455)	(379)	(1,665)	(1,446)
Non-GAAP cost of product	$3,655	$3,291	$11,791	$11,193
Cost of digital and other reconciliation:
GAAP cost of digital and other	$1,372	$1,264	$5,338	$2,914
Stock-based compensation expense	(111)	(62)	(449)	(152)
Acquisition related-amortization of purchased intangibles	(86)	(79)	(345)	(210)
Non-GAAP cost of digital and other	$1,175	$1,123	$4,544	$2,552
Research and development expenses reconciliation:
GAAP research and development expenses	$13,325	$8,946	$48,941	$30,711
Stock-based compensation expense	(1,186)	(1,196)	(4,676)	(4,422)
Non-GAAP research and development expenses	$12,139	$7,750	$44,265	$26,289
Sales and marketing expenses reconciliation:
GAAP sales and marketing expenses	$16,131	$10,267	$53,858	$38,894
Stock-based compensation expense	(1,620)	(1,212)	(5,795)	(4,008)
Acquisition related-amortization of purchased intangibles	(383)	(366)	(1,472)	(1,248)
Impairment	—	—	—	(150)
Non-GAAP sales and marketing expenses	$14,128	$8,689	$46,591	$33,488
General and administrative expenses reconciliation:
GAAP general and administrative expenses	$13,370	$9,437	$48,806	$36,540
Stock-based compensation expense	(2,566)	(2,521)	(10,597)	(11,804)
Change in estimated fair value of contingent consideration	(8)	(210)	(309)	(210)
Acquisition related fees and expenses	(115)	—	(115)	(654)
Non-GAAP general and administrative expenses	$10,681	$6,706	$37,785	$23,872
Total other income (expense) reconciliation:
GAAP other income (expense), net	$(619)	$564	$2,778	$585
Change in estimated fair value of common stock warrant liability	505	(333)	1,495	(319)
Accretion of liability	80	108	352	281
Non-GAAP other income (expense), net	$(34)	$339	$4,625	$547
Income tax benefit reconciliation:
GAAP income tax benefit	$171	$204	$1,036	$1,979
Tax effect related to amortization of purchased intangibles	(134)	(129)	(503)	(493)
Non-GAAP income tax benefit	$37	$75	$533	$1,486

CareDx, Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures
(Unaudited)
(In thousands, except share and per share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2020	2019	2020	2019
GAAP net loss	$(3,515)	$(4,777)	$(18,714)	$(21,968)
Stock-based compensation expense	5,977	5,407	23,401	22,417
Acquisition related-amortization of purchased intangibles	1,253	1,154	4,798	3,642
Acquisition related fees and expenses	115	—	115	654
Change in estimated fair value of contingent consideration	8	210	309	210
Change in estimated fair value of common stock warrant liability	505	(333)	1,495	(319)
Accretion of liability	80	108	352	281
Tax effect related to amortization of purchased intangibles	(134)	(129)	(503)	(493)
Impairment	—	—	—	150
Non-GAAP net income	$4,289	$1,640	$11,253	$4,574

GAAP basic and diluted net loss per share	$(0.07)	$(0.11)	$(0.40)	$(0.52)

Non-GAAP basic net income per share	$0.09	$0.04	$0.24	$0.11
Non-GAAP diluted net income per share	$0.08	$0.04	$0.23	$0.10

Shares used in computing non-GAAP basic net income per share	49,325,898	42,457,171	46,481,772	42,151,617
Shares used in computing non-GAAP diluted net income per share	52,005,987	43,464,685	48,274,038	44,344,803

CareDx, Inc.
Reconciliation of Non-GAAP to Adjusted EBITDA Financial Measures
(Unaudited)
(In thousands)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2020	2019	2020	2019
Non-GAAP net income	$4,289	$1,640	$11,253	$4,574
Interest income	(125)	(306)	(271)	(985)
Income tax benefit	(37)	(75)	(533)	(1,486)
Depreciation expense	632	424	1,867	1,623
CARES Act Provider Relief Fund	—	—	(4,813)	—
Other expense (income), net	159	(206)	459	438
Adjusted EBITDA	$4,918	$1,477	$7,962	$4,164